SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report: August 5, 2004

FEDERATED DEPARTMENT STORES, INC.

7 West Seventh Street, Cincinnati, Ohio 45202 (513) 579-7000

-and-

151 West 34th Street, New York, New York 10001 (212) 494-1602

Delaware	1-13536	13-3324058
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Item 5.	Other Events

On August 5, 2004, Federated Department Stores, Inc. ("Federated") issued a press release announcing that Federated has completed its offer to purchase any and all of its $350 million aggregate principal amount of outstanding 8.5% Senior Notes Due 2010. The full text of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 7.	Financial Statements, Pro Forma Financial Information and Exhibits.

	(c)	Exhibits

		99.1	Press Release of Federated dated August 5, 2004.

		99.2	Press Release of Federated dated August 5, 2004.

Item 12.	Results of Operations and Financial Condition.

On August 5, 2004, Federated issued a press release announcing Federated's sales for the fiscal quarter ended July 31, 2004. The full text of the press release is attached hereto as Exhibit 99.2 and is incorporated herein by reference.

FEDERATED DEPARTMENT STORES, INC.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FEDERATED DEPARTMENT STORES, INC.

Dated: August 5, 2004	By: /s/ Karen M. Hoguet
Name: Karen M. Hoguet
Title: Senior Vice President and Chief Financial Officer

Exhibit 99.1

FEDERATED DEPARTMENT STORES, INC.

Contacts:
Media - Carol Sanger
513/579-7764
Investor - Susan Robinson
513/579-7780

FOR IMMEDIATE RELEASE

Federated Announces Completion of Offer to Repurchase 8.5% Senior Notes Due 2010

     CINCINNATI--(BUSINESS WIRE)--Aug. 5, 2004--Federated Department Stores, Inc. (NYSE:FD)(PCX:FD) announced today that it has completed its offer to repurchase any and all of its $350 million aggregate principal amount of 8.5% Senior Notes Due 2010.

     Based on a preliminary count, $273 million aggregate principal amount of the notes were validly tendered. As a result of this transaction, interest expense is expected to be reduced by approximately $4.5 million in each of the third and fourth quarters of 2004. (These savings are net of the company's anticipated return on invested cash that was used to retire this debt.) The company expects to incur $59 million of one-time pre-tax costs associated with this debt repurchase as additional interest expense, which will be recorded in the second quarter of 2004.

     "We are very pleased with the successful completion of this offer, as it will lead to a meaningful reduction in interest expense in the future," said Federated Chief Financial Officer Karen Hoguet. "Combined with our increased share repurchase program, the positive impact on earnings per share will be even greater. These prudent uses of excess cash offer a great return for our investors."

     Federated, with corporate offices in Cincinnati and New York, is one of the nation's leading department store retailers, with annual sales of more than $15.2 billion. Federated operates more than 450 stores in 34 states, Guam and Puerto Rico under the names of Macy's, Bloomingdale's, Bon-Macy's, Burdines-Macy's, Goldsmith's-Macy's, Lazarus-Macy's and Rich's-Macy's. The company also operates macys.com and Bloomingdale's By Mail.

      This release contains certain forward-looking statements that reflect current views of the financial performance and other events of Federated. The words "may," "will," "could," "expect," "plan," "anticipate," "believe" and other similar expressions identify forward-looking statements. Any such forward-looking statements are subject to risks and uncertainties. Future results or outcomes could differ materially from current expectations because of a variety of factors that affect the company, including prevailing rates of interest, competitive pressures from specialty stores, general merchandise stores, manufacturers' outlets, off-price and discount stores, new and established forms of home shopping (including the Internet, mail-order catalogs and television) and general consumer spending levels, including the impact of the availability and level of consumer debt, the effect of weather and other factors identified in documents filed by the company with the Securities and Exchange Commission.

(NOTE: Additional information on Federated, including a separate news release issued today on the company's July sales performance, is available on the Internet at www.fds.com/pressroom.)

CONTACT: Federated Department Stores, Inc.
Media - Carol Sanger, 513-579-7764
Investor - Susan Robinson, 513-579-7780
SOURCE: Federated Department Stores, Inc.

Exhibit 99.2

FEDERATED DEPARTMENT STORES, INC.

Contacts:
Media - Carol Sanger
513/579-7764
Investor - Susan Robinson
513/579-7780

FOR IMMEDIATE RELEASE

Federated's Same-Store Sales up 3.7% in July

     CINCINNATI--(BUSINESS WIRE)--Aug. 5, 2004--Federated Department Stores, Inc. (NYSE:FD) (PCX:FD) today reported total sales of $998 million for the four weeks ended July 31, 2004, an increase in total sales of 3.6 percent compared to total sales of $962 million in the same period last year. On a same-store basis, Federated's July sales were up 3.7 percent, within the 3-5 percent range that had been anticipated.

     For the 13-week second quarter of 2004, Federated reported total sales of $3.550 billion, up 3.4 percent over sales of $3.434 billion in the same period last year. On a same-store basis, Federated's second quarter sales were up 3.3 percent.

     For the year to date, Federated's sales totaled $7.066 billion, up 5.1 percent from total sales of $6.725 billion in the first 26 weeks of 2003. On a same-store basis, Federated's year-to-date sales were up 5.0 percent.

     The company is reaffirming its same-store sales guidance of up 1.5 to 3 percent for the fall season, with sales in both the third and fourth quarters expected to be in that range. For August, the company anticipates relatively flat sales compared with last year, reflecting a Labor Day that falls later in the calendar this year.

Federated is slated to report its second quarter earnings on Wednesday, August 11th.

     Federated, with corporate offices in Cincinnati and New York, is one of the nation's leading department store retailers, with annual sales of more than $15.2 billion. Federated operates more than 450 stores in 34 states, Guam and Puerto Rico under the names of Macy's, Bloomingdale's, Bon-Macy's, Burdines-Macy's, Goldsmith's-Macy's, Lazarus-Macy's and Rich's-Macy's. The company also operates macys.com and Bloomingdale's By Mail.

     This release contains certain forward-looking statements that reflect current views of the financial performance and other events of Federated. The words "may," "will," "could," "expect," "plan," "anticipate," "believe" and other similar expressions identify forward-looking statements. Any such forward-looking statements are subject to risks and uncertainties. Future results or outcomes could differ materially from current expectations because of a variety of factors that affect the company, including competitive pressures from specialty stores, general merchandise stores, manufacturers' outlets, off-price and discount stores, new and established forms of home shopping (including the Internet, mail-order catalogs and television) and general consumer spending levels, including the impact of the availability and level of consumer debt, the effect of weather and other factors identified in documents filed by the company with the SEC.

     (NOTE: The company today also has issued a news release regarding the completion of a previously announced tender offer; this release is posted on the Federated website at www.fds.com/pressroom. A webcast of Federated's second quarter earnings call with analysts will be held beginning at 1030 a.m. on Wednesday, August 11th. Those unable to access the webcast may call 1-866-215-1938 to listen to the audio in real time.)

CONTACT: Federated Department Stores, Inc. Media - Carol Sanger, 513-579-7764 Investor - Susan Robinson, 513-579-7780 SOURCE: Federated Department Stores, Inc.